EXHIBIT 10.3

FOURTH AMENDMENT TO OFFICE LEASE

This FOURTH AMENDMENT TO OFFICE LEASE ("Fourth Amendment") is made and entered into as of the 1st  day of June, 2020, by and between CONCORD TECHNOLOGY CENTER PROPERTY OWNER, LLC, a Delaware limited liability company ("Landlord"), and ASSETMARK, INC., a California corporation ("Tenant").

r e c i t a l s :

A.

Landlord (as successor-in-interest to SFG Owner A, LLC) and Tenant (formerly known as Genworth Financial Wealth Management, Inc., a California corporation) entered into that certain Office Lease dated May 29, 2013 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated May 13, 2015 (the "First Amendment"), that certain Second Amendment to Office Lease dated March 14, 2018 (the "Second Amendment"), and that certain Third Amendment to Office Lease dated May 29, 2019 (the "Third Amendment"), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises consisting of a total of 96,944 rentable square feet ("Existing Premises") commonly known as Suites 800, 900, 1000 and 1100 and located on the eighth (8th), ninth (9th), tenth (10th) and eleventh (11th) floors, respectively, of that certain office building located at 1655 Grant Street, Concord, California ("Building").  The Original Lease, the First Amendment, the Second Amendment and the Third Amendment are, collectively, the "Lease".

B.	Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

2.Tenant Improvement Allowance. Section 2.1 of the Tenant Work Letter attached to the Third Amendment as Exhibit B is hereby amended and restated in its entirety as follows: “Tenant shall be entitled to a one-time tenant improvement allowance in the amount of (i) One Million Eighty-Eight Thousand Forty and 00/100 Dollars ($1,088,040.00) (i.e., $15.00 per 72,536 rentable square feet of the Existing Premises) (the “Existing Premises Tenant Improvement Allowance”) and (ii) One Million Two Hundred Twenty Thousand Four Hundred and 00/100 Dollars ($1,220,400.00) (i.e., $50.00 per 24,408 rentable square feet of the Expansion Premises) (the “Expansion Premises Tenant Improvement Allowance” and together with the Existing Premises Tenant Improvement Allowance, collectively, the “Tenant Improvement Allowance”) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Existing Premises and/or the Expansion Premises, or which are "Tenant

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Improvement Allowance Items," as that term is defined in Section 2.2.1, below (the “Tenant Improvements”), which Tenant Improvements shall be performed in compliance with applicable laws (including, without limitation, the "Code," as defined below).  In no event shall Landlord (A) differentiate between improvements made to the Existing Premises and the Expansion Premises, nor (B) be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance; provided that, notwithstanding the foregoing, at a minimum, Tenant shall either leave the existing ceiling grid in place or install as part of the Tenant Improvements a new ceiling grid in the Expansion Premises, using at least Building-standard materials, methods and finishes.  Notwithstanding any provision to the contrary contained herein, to the extent any portion of the Tenant Improvement Allowance is unused by Tenant as of August 31, 2024 (the “Outside Date”), then the remaining balance thereof shall revert to Landlord, and Tenant shall have no further rights with respect thereto (whether as a Rent credit, cash payment, or otherwise).  Notwithstanding anything to the contrary in this Tenant Work Letter, Tenant may utilize up to Two Hundred Seventeen Thousand Six Hundred Eight and 00/100 Dollars ($217,608.00) ($3.00 per 72,536 rentable square feet of the Existing Premises) of the Existing Premises Tenant Improvement Allowance to pay for Tenant Improvement Allowance Items incurred by Tenant in connection with tenant improvements made to the Existing Premises during calendar year 2018 upon Tenant providing to Landlord paid invoices for all such improvements and related costs for which the Existing Premises Tenant Improvement Allowance is to be disbursed, signed permits for all improvements completed within the Existing Premises, properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of such improvements, and any other requirements that are part of Landlord's standard "close-out" package.”

3.Broker.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.  The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

4.No Further Modification.  Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signatures follow on next page]

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IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"
CONCORD TECHNOLOGY CENTER PROPERTY OWNER, LLC a Delaware limited liability company	ASSETMARK, INC., a California corporation

By:      Rapid Holdco, LLC,
a Delaware limited liability company,
its Member

            By: Partners Group Rapid JV, LLC,
       a Delaware limited liability company,
        its Member

                    By:  Swift Concord Tech Member, LLC,
                a Delaware limited liability company,
               its Manager

                            By:  Swift Realty Partners, LLC,
                        a Delaware limited liability company,
                        its Managing Member

                                     By: \s\ Damian Manoulis_______
                         Name:  Damian Manoulis
                          Title:  Vice President

By: /s/ Gary G. Zyla Its: EVP, CFO

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